                                 EXHIBIT 24

                              POWER OF ATTORNEY
                              -----------------


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints W. J. Sanders III and Marvin D. Burkett, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign Advanced Micro Devices, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 29, 1996, and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature                                     Title                  Date
---------                                     -----                  ----

/s/ W. J. Sanders III                 Chairman of the          February 17, 1997
-----------------------------------   Board and Chief
W. J. Sanders III                     Executive Officer
                                      (Principal Executive
                                      Officer)


/s/ Richard Previte                   Director, President      February 24, 1997
-----------------------------------   and Chief Operating
Richard Previte                       Officer


/s/ S. Atiq Raza                      Director, Senior Vice    March 4, 1997
-----------------------------------   President and Chief
S. Atiq Raza                          Technical Officer


/s/ Friedrich Baur                    Director                 February 24, 1997
-----------------------------------
Friedrich Baur

/s/ Charles M. Blalack                Director                 February 17, 1997
-----------------------------------
Charles M. Blalack

/s/ R. Gene Brown                     Director                 February 17, 1997
-----------------------------------
R. Gene Brown

/s/ Joe. L. Roby                      Director                 February 19, 1997
-----------------------------------
Joe L. Roby

/s/ Leonard Silverman                 Director                 February 18, 1997
-----------------------------------
Leonard Silverman